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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

KEANE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	04-2437166 (Employer Identification No.)
Ten City Square, Boston, Massachusetts	02129
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: ______ (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.10 par value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
_______________ (Title of Class)

Item 1: Description of Registrant's Securities to be Registered.

The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.10 par value per share, in the Registrant's Form S-3 filed with the Securities and Exchange Commission on September 9, 2003 (File No. 333-108626), is hereby incorporated by reference.

Item 2: Exhibits.

Exhibit Number	Description
1	Articles of Organization of the Registrant, as amended, are incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 333-85206).
2
Articles of Amendment to the Registrant's Articles of Organization, filed on May 29, 1998, are incorporated by reference to Exhibit 99.1 to the Registrant 's Current Report on Form 8-K, filed on June 3, 1998 (File No. 001-7516).
3
Seconded Amended and Restated By-Laws of the Registrant, are incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (File No. 001-7516).
4	Amendment to Second Amended and Restated Bylaws of the Registrant is incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-7516).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KEANE, I NC.
	By:	/s/ JOHN J. LEAHY
	Name:	John J. Leahy
	Title:	Senior Vice President and Chief Financial Officer
Dated: October 28, 2003

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SIGNATURE